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                                                                EXHIBIT 10.15



                  BORROWING FACILITY AGREEMENT C-130J PROGRAM

            BY AND BETWEEN BRITISH AEROSPACE FINANCE, INC. AS LENDER

                        AND REFLECTONE, INC. AS BORROWER

                            DATED NOVEMBER 20, 1996


         British Aerospace Finance Inc. ("BAFI") doing business at Washington Technology Park, Suite 200, 15000 Conference Center Drive, Virginia 20151-3819, hereby agrees to make available to Reflectone, Inc.("Reflectone") doing business at 4908 Tampa West Boulevard, Tampa, Florida 33634, a Facility for short term advances (each advance a "Drawing") up to the equivalent of US$40,000,000 (Forty Million United States Dollars) ("the Facility").


SECTION 1.                TERMS OF DRAWINGS


         Each Drawing will be for a Term as defined herein and as agreed between BAFI and Reflectone but which Term shall not extend beyond the Termination Date as defined herein. Each Drawing will be in United States Dollars or such other currency as is acceptable to BAFI and Reflectone and will be subject to the availability to BAFI of the currency concerned. Total Drawing shall be limited to actual costs incurred on the UK C-130J program and shall be subject to written verification and audit. Each Drawing will be conditional upon Reflectone's not being in default hereunder and there being no cumulation of undeclared or unpaid dividends on Reflectone's 8% preferred stock. Notice of Drawings is required by 11:00 a.m. New York, NY time on the day that funds are required in U.S. Dollars, or two days prior to that date for U.K. Pounds Sterling, or any other major foreign currency. Signed confirmations in respect of each Drawing are required within two business days of the date thereof.


SECTION 2.                TERMINATION


         The Facility shall expire on the date which is 365 days from the date hereof ("Termination Date"). Except as provided in Section 5 hereof, all amounts borrowed under the Facility shall be repaid in full on the Termination Date.

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SECTION 3.       RATES ON BORROWINGS


         Reflectone hereby agrees to pay interest on each Drawing under the Facility at the relevant LIBOR plus a margin of 1.50% per annum ("the Margin"). In the case of U.S. Dollar Drawings, the relevant U.S. Dollar LIBOR plus the Margin shall apply. In the case of U.K. Pound Sterling Drawings, the relevant U.K. Pound Sterling LIBOR plus the Margin shall apply. The relevant LIBOR rate will be as determined by BAFI (based upon the amount of the Drawing and the Term thereof) agreed between the parties hereto by reference to Telerate Page 3750 at 11:00 a.m. New York, NY time for U.S. Dollar Drawings and at 11:00 a.m. London, England time for U.K. Pound Sterling Drawings or any other major foreign currency Drawings, or if the Telerate Page 3750 is not generally available to such other reference quotation as may be agreed between the parties hereto. Interest due in respect of Drawings made under the Facility shall accrue from day to day commencing on the Drawing date and shall be computed on the basis of the actual number of days elapsed using a 360 day year, or in the case of Pound Sterling Drawings, using a 365 day year. All payments made by Reflectone to BAFI shall be made to the order of BAFI, as directed by BAFI, in immediately available funds.

         Reflectone promises to pay interest on overdue amounts of principal and interest (as permitted by applicable law) at a rate equal to the rate publicly announced from time to time by Citibank, N.A. (New York) as its prime rate plus 3% (three percent).


SECTION 4.                TERM OF BORROWINGS: MINIMUM BORROWING AMOUNTS


         By execution hereof, Reflectone promises to pay, at the end of each Term as defined herein, any unpaid principal amount disbursed by BAFI to Reflectone plus interest thereon. The term (the "Term") of any Drawing hereunder shall be stipulated by Reflectone prior to such Drawing, and the Term may be either 15, 30, 45, or 60 days in duration. Such Term shall apply unless otherwise mutually agreed between the parties. Amounts repaid shall be available for further drawing in accordance with the terms hereof.


         Each U.S. Dollar Drawing shall be in an amount of not less than U.S. $100,000 (One Hundred Thousand United States Dollars). Each U.K. Pound Sterling Drawing shall be in an amount of not less than U.K. L.100,000 (One Hundred Thousand U.K. Pounds Sterling). Any other major foreign currency Drawing shall be in an equivalent amount of not less than U.K. L.100,000.


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SECTION 5.                PAYMENTS

         All payments of principal and interest due under the Facility shall be made at the end of the Term for each Drawing (or earlier in the case of an Event of Termination or a Default) without deduction or withholding for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or in or on behalf of the United States of America or the United Kingdom or by or on behalf of any political subdivision or authority therein having power to tax, unless such deduction or withholding is required by law. In such event, and if the tax, duty or charge is the result of an assessment or levy on a transaction arising out of this Agreement, then Reflectone shall pay such additional amounts of principal and interest as may be necessary in order to ensure that the net amounts received by BAFI shall equal the respective amounts of principal and interest which would have been receivable had no such deduction or withholding been required and no such payment of any additional amount been made.


SECTION 6.                EVENT OF TERMINATION


         If at any time between the date hereof and the Termination Date (i) BAe PLC, directly or indirectly, shall at any time cease to have the ability to hold through the exercise of conversion rights and warrants, a majority interest in Reflectone or (ii) as a result of changes in applicable law or regulation, advances by BAFI are or may be illegal, then BAFI may give notice of its intent to terminate this agreement. Upon the giving of such notice BAFI's obligation to make advances hereunder shall terminate, and 60 days from the giving of such notice all amounts of principal owing hereunder together with accrued interest thereupon shall be payable to BAFI.



SECTION 7.                REPRESENTATION AND WARRANTIES


         Reflectone represents and warrants as follows as of the date hereof and as of the date of each Drawing:


         7.1 Existence. It is a corporation duly organized, validly existing, and in good standing under the laws of the State of its incorporation.



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         7.2   Authority.  It has full corporate power and authority to execute and deliver this Agreement and to perform and observe the provisions thereof, all of which have been duly authorized by all necessary corporate action. By executing and delivering this Agreement and by performing and observing the provisions thereof, it will not (a) violate any existing provisions of its Certificate of Incorporation or By-laws or violate or otherwise become in default under any contract, law, order, regulation, or other obligation binding upon it, or (b) cause the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever, upon any of it's property, except as provided herein. This Agreement has been duly authorized and executed and is valid, enforceable, and legally binding upon Reflectone, except as such enforcement may be limited by bankruptcy, insolvency, and other laws of general application affecting the rights and remedies of creditors and by equitable principles which may render certain remedies unavailable. It has all requisite corporate power and authority to own its properties and to carry on its business as now or proposed to be conducted.


         7.3 Consents or Approvals. No consent, approval, or authorization of, or filing, registration, or qualification with, any governmental authority or any other person is required to be obtained by it in connection with the execution, delivery, performance, or enforceability of this Agreement.


SECTION 8.                GOVERNING LAW

         This Agreement shall be governed and construed in accordance with the Law of the Commonwealth of Virginia.

         In Witness Hereof, the parties have duly and properly executed this Facility as of even date herewith.

For and on behalf of

BRITISH AEROSPACE FINANCE, INC.              /s/M Newton
                                             -----------------------------------
                                             Vice President & Treasurer

For and on behalf of

REFLECTONE, INC.                             /s/R W Welshhans
                                             -----------------------------------
                                             Vice President & Treasurer



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